Exhibit 99.1

Investor Contact:

Ina McGuinness

Vice President, Corporate Communications &

Investor Relations

650.624.4949

ina.mcguinness@tercica.com

Media Contact:

Kathleen Rinehart

Director, Public Relations

650.238.1512

kathleen.rinehart@tercica.com

TERCICA ANNOUNCES INSMED FILES CITIZEN PETITION WITH THE FDA

TO DENY APPROVAL OF INCRELEX NDA

-Tercica to Host Conference Call at 9:00 a.m. EDT Tomorrow, August 15

to Discuss This Development-

Brisbane, Calif. – August 14, 2005 – Tercica, Inc. (Nasdaq: TRCA) announced today that Insmed Incorporated has filed a Citizen Petition to immediately deny approval of Tercica’s NDA for Increlex™. Upon inquiry, the U.S. Food & Drug Administration informed the company that the content of the Citizen Petition will be made available publicly in approximately three days.

“While we don’t have access to the content of Insmed’s Citizen Petition, we believe it was important to disclose this development, said John A. Scarlett, M.D., President and Chief Executive Officer of Tercica. “Tercica has received no communication from the FDA regarding how this Citizen Petition will affect the Increlex™ NDA, if at all.”

Conference Call and Webcast Information

John A. Scarlett, M.D., the Company’s President and Chief Executive Officer and other members of Tercica’s senior management team will host a conference call on Monday, August 15, 2005 at 9:00 a.m. Eastern Daylight Time. To access the live teleconference, dial 888-405-9176 (U.S.) or 210-234-0040 (international), and reference the pass code “Tercica.” To access the webcast, please log on to the Company’s website at www.tercica.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required. A replay of the webcast and teleconference will be available approximately three hours after the call for 10 business days. To access the replay, please call 800-560-0480 (U.S.) or 203-369-3676 (international).

About Tercica

Tercica, Inc. is a biopharmaceutical company focused on the development and commercialization of products to improve endocrine health. The Company’s first product candidate, Increlex™ (mecasermin (rDNA origin) injection), or recombinant human insulin-like growth factor-1 (rhIGF-1), is being developed for the treatment of short stature and associated metabolic disorders. For further information on Tercica, please visit www.tercica.com.

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